Exhibit 5.1

May 11, 2010

United Rentals, Inc.,
     Five Greenwich Office Park,
          Greenwich, Connecticut 06831.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of 2,649,742 shares (the “Securities”) of Common Stock, par value $0.01 per share, of United Rentals, Inc., a Delaware corporation (the “Company”), issuable under the United Rentals, Inc. 2010 Long Term Incentive Plan (the “Plan”) we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Board of Directors of the Company (the “Resolutions”) authorizing the Securities, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company’s certificate of incorporation and the Plan, and the Securities have been duly issued and sold as contemplated by the Registration Statement and the Plan, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Securities will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.  We have assumed, without independent verification, that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/S/ SULLIVAN & CROMWELL